As filed with the Securities and Exchange Commission on May 7, 2021

Registration No. 333-236468

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1 ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAE INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-3173473
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7799 Leesburg Pike, Suite 300 North

Falls Church, Virginia 22043

(703) 717-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paul W. Cobb, Jr.

Executive Vice President, General Counsel & Secretary

PAE Incorporated

7799 Leesburg Pike, Suite 300 North

Falls Church, Virginia 22043

(703) 717-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Sean M. Donahue

1111 Pennsylvania Ave. NW

Washington, DC 20004-2541

(202) 739-3000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On February 14, 2020, PAE Incorporated filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-3 (File No. 333-236468), which was amended on Form S-1 (as amended, the “Registration Statement”). The Registration Statement was initially declared effective by the SEC on April 23, 2020, and relates to the issuance by us of up to: (i) 6,666,666 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), issuable upon the exercise of 6,666,666 warrants issued in a private placement in connection with our initial public offering, at an exercise price of $11.50 per share of Class A Common Stock (the “Private Placement Warrants”), and (ii) 13,333,333 shares of our Class A Common Stock issuable upon the exercise of 13,333,333 warrants issued in connection with our initial public offering, at an exercise price of $11.50 per share of Class A Common Stock (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”). The Registration Statement also relates to the resale from time to time by the selling holders (the “Selling Holders”) named in the prospectus that forms a part of the Registration Statement of up to 6,666,666 Private Placement Warrants and 62,707,533 shares of our Class A Common Stock.

PAE Incorporated is filing this Amendment No. 1 to Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 1”) to (i) convert the Registration Statement on Form S-1 into a registration statement on Form S-3 and (ii) include an updated prospectus. This Post-Effective Amendment No. 1 does not register any additional securities and relates solely to securities registered previously, but not yet sold. All filing fees payable in connection with the registration of the securities were previously paid in connection with the filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 7, 2021

PRELIMINARY PROSPECTUS

PAE INCORPORATED

66,246,359 Shares of Class A Common Stock

(Consisting of 19,999,985 Shares Offered by PAE Incorporated and

46,246,374 Shares Offered by the Selling Holders)

1,182,925 Warrants to Purchase Class A Common Stock

This prospectus relates to the issuance by us of up to: (i) 6,666,666 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), issuable upon the exercise of 6,666,666 warrants issued in a private placement in connection with our initial public offering, at an exercise price of $11.50 per share of Class A Common Stock (the “Private Placement Warrants”), and (ii) 13,333,319 shares of our Class A Common Stock that are issuable upon exercise of 13,333,319 warrants issued in connection with our initial public offering that are exercisable for shares of Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”).

This prospectus also relates to the resale from time to time by the selling holders named in this prospectus (the “Selling Holders”) of up to 1,182,925 Private Placement Warrants and 46,246,374 shares of our Class A Common Stock. Such shares of our Class A Common Stock consist of shares that were issued to certain of the Selling Holders as the Stock Consideration (as defined below), shares issuable as Earn-Out Shares (as defined below), Conversion Shares (as defined below) and Private Placement Shares (as defined below), as well as shares of our Class A Common Stock underlying the Private Placement Warrants.

We will not receive any proceeds from the sale of shares of Class A Common Stock or Private Placement Warrants by the Selling Holders or of shares of Class A Common Stock by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants. However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell any of such securities. The Selling Holders may sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Holders may sell the securities in the section entitled “Plan of Distribution.”

Our Class A Common Stock and Public Warrants are traded on the Nasdaq Stock Market (“Nasdaq”) under the symbols “PAE” and “PAEWW,” respectively. On May 3, 2021, the last reported sales price of the Class A Common Stock was $8.97 per share, and the last reported sales price of the Public Warrants was $2.50 per warrant.

An investment in our securities involves risks. See the section of this prospectus entitled “Risk Factors” beginning on page 9, and any updates to those risk factors or new risk factors contained in subsequent reports we file with the SEC that are incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or free writing prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Holders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes PAE Incorporated and our Class A Common Stock. We may use the shelf registration statement to sell up to an aggregate of 19,999,985 shares of our Class A Common Stock issuable upon the exercise of the Warrants from time to time as described in the section entitled “Plan of Distribution.” The Selling Holders may use the shelf registration statement to sell up to an aggregate of 46,246,374 shares of our Class A Common Stock and 1,182,925 Private Placement Warrants from time to time as described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of shares of Class A Common Stock or the Private Placement Warrants to be offered by the Selling Holders or of shares of Class A Common Stock by us pursuant to this prospectus, except with respect to amounts received by us due to the exercise of the Warrants. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus. To the extent appropriate, we and the Selling Holders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

Unless the context indicates otherwise, the terms “we,” “us,” “our,” the “Company” and “PAE” refer to PAE Incorporated, a Delaware corporation, which was a special purpose acquisition company called Gores Holdings III, Inc. (“Gores III”) prior to the closing of the Business Combination (as defined below) on February 10, 2020, and its consolidated subsidiaries. References in this prospectus to the “Business Combination” refer to the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 1, 2019, which transactions were consummated on February 10, 2020.

We own or have rights to trademarks or tradenames that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus or any accompanying prospectus supplement belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

FREQUENTLY USED TERMS

Unless the context indicates otherwise, the following terms have the following meanings when used in this prospectus:

“Board” or “Board of Directors” means our board of directors.

“Business Combination” means the transactions contemplated by the Merger Agreement, including: (i) the merger of First Merger Sub with and into Shay, with Shay continuing as the surviving entity (the “First Merger”); and (ii) immediately thereafter and as part of the same overall transaction, the merger of Shay with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”).

“Class A Common Stock” means the shares of our Class A Common Stock, par value $0.0001 per share.

“Class F Common Stock” means the shares of our Class F common stock, par value $0.0001 per share.

“Common Stock” means our Class A Common Stock and Class F Common Stock.

“Conversion Shares” means the 7,000,000 shares of Class A Common Stock that were converted from shares of Founder Shares at the closing of the Business Combination.

“DGCL” means the General Corporation Law of the State of Delaware.

“Earn-Out Shares” means up to 4,000,000 shares of Class A Common Stock issued or issuable to the Shay Stockholders pursuant to Article III of the Merger Agreement.

“First Merger Sub” means EAP Merger Sub, Inc., a Delaware corporation and our direct, wholly-owned subsidiary, which merged with and into Shay in connection with the First Merger, with Shay continuing as the surviving entity.

“Former Sponsor” means Gores Sponsor III LLC, a Delaware limited liability company.

“Founder Shares” means the 10,000,000 shares of Class F Common Stock purchased by the Former Sponsor in connection with the IPO, of which 3,000,000 were canceled in connection with consummation of the Business Combination.

“Initial Stockholders” means Gores III’s Former Sponsor and Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea, Gores III’s independent directors prior to the Business Combination.

“IPO” means Gores III’s initial public offering, consummated on September 11, 2018, through the sale of 40,000,000 public units (including 2,500,000 units sold pursuant to the underwriters’ partial exercise of their over-allotment option) at $10.00 per unit.

“Leading” and other similar statements included in this prospectus regarding us, our segments and our services are based on our belief that none of our competitors holds a combined market position greater than our market position in our five service areas. We base our beliefs regarding these matters, including our estimates of our market share in each of our service areas, on our collective institutional knowledge and expertise regarding our industries and markets, which are based on, among other things, publicly available information, reports of government agencies, RFPs and the results of contract bids and awards, and industry research firms, as well as our internal research, calculations and assumptions based on our analysis of such information and data. We believe these assertions to be reasonable and accurate as of the date of the registration statement of which this prospectus forms a part.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of November 1, 2019, by and among Gores III, First Merger Sub, Second Merger Sub, Shay and the Stockholder Representative.

“Platinum Equity” means Platinum Equity, LLC, its sponsored funds and affiliated private equity vehicles.

“Platinum Stockholder” means, collectively, the affiliates of Platinum Equity that held shares of common stock, par value $0.01 per share, of Shay that were issued and outstanding immediately prior to the effective time of the Mergers.

“Private Placement” means the private placement of 23,913,044 shares of Class A Common Stock with a limited number of “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) and “accredited investors” (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act, for gross proceeds to the Company in an aggregate amount of approximately $220,000,005.

“Private Placement Investors” means certain “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) and “accredited investors” (as defined by Rule 501 of Regulation D).

“Private Placement Shares” means the 23,913,044 shares of Class A Common Stock subscribed for by the Private Placement Investors pursuant to the Subscription Agreements.

“Private Placement Warrants” means the warrants that were issued to the Former Sponsor on the IPO closing date, each of which is exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, in accordance with its terms.

“public shares” means shares of Class A Common Stock included in the units issued in the IPO.

“public stockholders” means holders of public shares, including the Initial Stockholders to the extent the Initial Stockholders hold public shares, provided, that the Initial Stockholders will be considered a “public stockholder” only with respect to any public shares held by them.

“public units” or “units” means one share of Class A Common Stock and one-third of one Public Warrant of the Company sold in the IPO.

“Public Warrants” means the warrants included in the public units issued in the IPO, each of which is exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, in accordance with its terms.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights entered into at the closing of the transactions contemplated by the Merger Agreement, including the Business Combination, by us, the Former Sponsor, Mr. Randall Bort, Mr. William Patton, Mr. Jeffrey Rea and the Shay Stockholders.

“Restricted Gores Stockholders” means, collectively, the Former Sponsor and its permitted transferees, Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea.

“Restricted Stockholders” means the Restricted Gores Stockholders and the Shay Stockholders.

“Second Merger Sub” means PAE Pinnacle Holdings, LLC (formerly known as EAP Merger Sub II, LLC), a Delaware limited liability company and a direct, wholly-owned subsidiary of PAE.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Holders” means the persons listed in the table in the “Selling Holders” section of this prospectus, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in Class A Common Stock or Private Placement Warrants other than through a public sale.

“Shay” means Shay Holding Corporation, a Delaware corporation, and additionally, when such term is used in reference to rights, obligations or covenants under the Merger Agreement, Shay Holding Corporation’s subsidiaries.

“Shay Stockholder” means a holder of a share of common stock, par value $0.01 per share, of Shay that was issued and outstanding immediately prior to the effective time of the First Merger.

“Stock Consideration” means the 21,127,823 shares of Class A Common Stock issued to the Shay Stockholders pursuant to the transactions contemplated by the Merger Agreement, and any Earn-Out Shares.

“Subscription Agreements” means, collectively, those certain subscription agreements entered into on November 1, 2019, between Gores III and certain investors, including certain employees and affiliates of the Former Sponsor, pursuant to which such investors agreed to purchase an aggregate of 23,913,044 shares of Class A Common Stock in the Private Placement.

“The Gores Group” means The Gores Group LLC, an affiliate of the Former Sponsor.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•	changes in the market for our services;

•	expansion plans and opportunities; and

•

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	a loss of contracts with the U.S. federal government or its agencies or other state, local or foreign governments or agencies, including as a result of a reduction in government spending;

•	service failures or failures to properly manage projects;

•	issues that damage our professional reputation;

•	disruptions in or changes to prices of our supply chain, including from difficulties in the supplier qualification process;

•	failures on the part of our subcontractors or joint venture partners to perform their contractual obligations;

•	failures to maintain strong relationships with other contractors;

•	the impact of a negative audit or other investigation;

•	failure to comply with numerous laws and regulations regarding procurement, anti-bribery and organizational conflicts of interest;

•	failure to comply with the laws and other security requirements governing access to classified information;

•	inability to share information from classified contracts with investors;

•	the impact of implementing various data privacy and cybersecurity laws;

•	costs and liabilities arising under various environmental laws and regulations;

•	various claims, litigation and other disputes that could be resolved against PAE;

•	delays, contract terminations or cancellations caused by competitors’ protests of major contract awards received by us;

•	risks related to acquisitions, including our ability to realize the benefits of acquisitions in a manner consistent with our expectations and integration risks;

•	risks from operating internationally;

•	disruptions caused by natural or environmental disasters, terrorist activities or other events outside our control;

•	disruptions caused by social unrest, including related protests or disturbances;

•	the impact of public health crises, such as COVID-19;

•	issues arising from cybersecurity threats or intellectual property infringement claims;

•	the loss of members of senior management;

•	the inability to attract, train or retain employees with the requisite skills, experience and security clearances;

•	the impact of the expiration of our collective bargaining agreements;

•	legislative or regulatory changes or changes in accounting principles, policies or guidelines; and

•	other risks and uncertainties described in this prospectus, including under the section entitled “Risk Factors,” and described in our other filings with the SEC.

SUMMARY

This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.”

The Company

PAE is a leading, highly diversified, global company that provides a broad range of operational solutions and outsourced services to meet critical and enduring needs of the U.S. Government, other allied governments, international organizations and companies. PAE merges technology with advanced business practices to deliver faster, smarter and more efficiently managed services. Whether clients require high-profile support to operate large U.S. embassies around the world or need technical solutions for programs that monitor bioterrorism agents, PAE delivers for its customers. PAE leverages its scale, over 65 years of experience and talented global workforce of approximately 20,000 to provide the essential services PAE’s clients need to tackle some of the world’s toughest challenges.

Over PAE’s extensive history, it has delivered mission-critical services to the U.S. Government and international partners. When PAE’s clients need support for critical missions around the globe, PAE has service offerings to meet their requirements in numerous areas, including counter-threat advisory services, training, business process outsourcing, intelligence mission support, intelligence analytics, physical electronic security, test and training range operations, aircraft maintenance, vehicle maintenance, humanitarian and stability operations, base operations, lifestyle logistics operations and space development operations.

Executive Offices

Our executive offices are located at 7799 Leesburg Pike, Suite 300 North, Falls Church, Virginia 22043. Our telephone number is (703) 717-6000. Our website is located at www.pae.com. The information contained on, or that may be accessed through, our website (or any other website referenced herein) is not part of, and is not incorporated into, this prospectus.

THE OFFERING

Shares of Class A Common Stock issuable by us upon exercise of the Warrants	19,999,985 shares

Shares of Class A Common Stock offered by the Selling Holders	46,246,374 shares

Shares of Class A Common Stock outstanding prior to any exercise of Warrants (excluding any shares issuable as Earn-Out Shares)	93,069,815 shares

Warrants to Purchase Class A Common Stock offered by the Selling Holders	1,182,925 Private Placement Warrants, each exercisable for one share of our Class A Common Stock

Exercise Price	$11.50 per share, subject to adjustment as described herein.

Exercise Period	The Private Placement Warrants became exercisable 30 days following the closing of the Business Combination, and they will expire on the five-year anniversary thereof, or earlier upon redemption or liquidation.

Redemption of Warrants	We may redeem the outstanding Private Placement Warrants, in whole or in part, at a price of $0.01 per Private Placement Warrant, if:

• we provide not less than 30 days’ prior written notice of redemption to each Private Placement Warrant holder; and

•  the last reported sale price of the Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date we send notice of the redemption to the Private Placement Warrant holders.

The Private Placement Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. The shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants have been registered for resale under the Securities Act on the registration statement of which this prospectus is part.

We may not redeem the Private Placement Warrants so long as they are held by the Former Sponsor or its permitted transferees.

Use of Proceeds	All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $153.3 million from the exercise of the Public Warrants and $76.7 million from the exercise of the Private Placement Warrants, assuming the exercise in full of all the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

Nasdaq Ticker Symbols	Class A Common Stock: “PAE”

Warrants: “PAEWW”

RISK FACTORS

An investment in our securities involves risks and uncertainties. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors,” as well as the factors listed under the heading “Cautionary Note Regarding Forward-Looking Statements,” in each case contained in our Annual Report on Form 10-K/A for our most recent fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K/A and in any other documents that we file (not furnish) with the SEC under the Exchange Act, each of which is incorporated by reference in this prospectus. Any of the risks described could significantly and negatively affect our business, financial condition, results of operations, cash flows and prospects and the trading price of our securities. You could lose all or part of your investment.

USE OF PROCEEDS

All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $153.3 million from the exercise of the Public Warrants and $76.7 million from the exercise of the Private Placement Warrants, assuming the exercise in full of all the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our certificate of incorporation in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Prior to the Business Combination, our certificate of incorporation authorized the issuance of 221,000,000 shares of capital stock, consisting of (i) 220,000,000 shares of Common Stock, including 200,000,000 shares of Class A Common Stock, $0.0001 par value per share, and 20,000,000 shares of Class F Common Stock, $0.0001 par value per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately prior to the completion of the Business Combination, each outstanding share of Class F Common Stock automatically converted into one share of Class A Common Stock and the number of authorized shares of Class F Common Stock was automatically reduced to zero. As of the date of this prospectus, our certificate of incorporation authorizes the issuance of 211,000,000 shares of capital stock, consisting of (i) 210,000,000 shares of Common Stock, all of which are Class A Common Stock, $0.0001 par value per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share.

As of May 3, 2021, there were (i) 93,069,815 shares of Class A Common Stock outstanding, held of record by approximately 33 holders, and (ii) no shares of preferred stock outstanding. In addition, as of May 3, 2021, there were Warrants outstanding to acquire 19,999,985 shares of our Class A Common Stock, including 13,333,319 Public Warrants and 6,666,666 Private Placement Warrants, held of record by approximately six warrant holders. Such numbers of holders do not include DTC participants or beneficial owners holding shares through nominee names.

Class A Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders. The holders of Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, holders of Common Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of Common Stock will be entitled to receive all of our remaining assets available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

Our Board is currently divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. Class I directors will serve until the 2021 annual meeting of stockholders, Class II directors will serve until the 2022 annual meeting of stockholder and Class III directors will serve until the 2023 annual meeting of stockholders. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our Common Stock.

Founder Shares

In connection with the completion of the Business Combination, our Founder Shares automatically converted into shares of Class A Common Stock. These shares consist of the Founder Shares that were automatically converted into shares of Class A Common Stock at the closing of the Business Combination and the shares of Class A Common Stock purchased by certain permitted transferees of the Former Sponsor pursuant to one or more Subscription Agreements.

Earn-Out Shares

Under the Merger Agreement, we will be required to issue up to an aggregate of 4,000,000 additional shares of Class A Common Stock (the “Earn-Out Shares”) to the Shay Stockholders if either (i) the volume weighted average closing sale price of one share of Class A Common Stock on the Nasdaq exceeds certain thresholds for a period of at least 10 days out of 20 consecutive trading days (the “Common Share Price”) or (ii) there is a change in control (as described in the Merger Agreement) in which the holders of Class A Common Stock receive a per share price in respect of their Class A Common Stock that is equal to or greater than any such Common Share Price threshold, in each case, at any time during the five-year period following the completion of the Business Combination.

We will be required to issue the Earn-Out Shares to the Shay Stockholders as follows: (i) a one-time issuance of 1,000,000 shares if the Common Share Price is greater than $13.00; (ii) a one-time issuance of 1,000,000 shares if the Common Share Price is greater than $15.50; (iii) a one-time issuance of 1,000,000 shares if the Common Share Price is greater than $18.00; and (iv) a one-time issuance of 1,000,000 shares if the Common Share Price is greater than $20.50.

Preferred Stock

Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of our initial business combination. For example, if a warrant holder holds one whole Public Warrant, such Public Warrant will be exercisable for one share of the Company’s Class A Common Stock. Pursuant to the warrant agreement, a warrant holder may exercise its Public Warrants only for a whole number of shares of Class A Common Stock. This means that only a whole Public Warrant may be exercised at any given time by a warrant holder. No fractional Public Warrants will be issued upon separation of the units and only whole Public Warrants will trade. The Public Warrants will expire five years after the closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant, and such Public Warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised Public Warrant, the purchaser of a unit containing such Public Warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

The registration statement of which this prospectus forms a part provides for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Public Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Public Warrants for Cash. Once the Public Warrants become exercisable, we may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant, if:

•	we provide not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

the last reported sale price of the Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date we send the notice of redemption to the Public Warrant holder.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Public Warrants for Class A Common Stock. Commencing ninety days after the Public Warrants become exercisable, we may redeem the outstanding Public Warrants, in whole and not in part, at a price equal to a number of shares of Class A Common Stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Common Stock except as otherwise described below, if:

•	we provide not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

the last reported sale price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

The numbers in the table below represent the “redemption prices,” or the number of shares of Class A Common Stock that a warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Public Warrant is adjusted as set forth in “Anti-Dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Public Warrant.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The “fair market value” of our Class A Common Stock shall mean the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each Public Warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Public Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Public Warrants, we may choose to, pursuant to this redemption feature, redeem the Public Warrants at a “redemption price” of 0.277 shares of Class A Common Stock for each whole Public Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Public Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Public Warrants, we may choose to, pursuant to this redemption feature, redeem the Public Warrants at a “redemption price” of 0.298 Class A Common Stock for each whole Public Warrant. Finally, as reflected in the table above, we can redeem the Public Warrants for no consideration in the event that the Public Warrants are “out of the money” (i.e., the trading price of our Class A Common Stock is below the exercise price of the Public Warrants) and about to expire.

Any Public Warrants held by our officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such Public Warrants so redeemed (“fair market value” for such Public Warrants held by our officers or directors being defined as the last reported sale price of the Public Warrants on such redemption date).

This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of public warrants for cash (other than private placement warrants) when the trading price for the stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Public Warrants to be redeemed when the shares of Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the Public Warrants. We have established this redemption feature to provide the Public Warrants with an additional liquidity feature, which provides us with the flexibility to redeem the Public Warrants for shares of Class A Common Stock, instead of cash, for “fair value” without the Public Warrants having to reach the $18.00 per share threshold set forth above. Holders of the Public Warrants will, in effect, receive a number of shares representing fair value for their Public Warrants based on an option pricing model with a fixed volatility input as of September 6, 2018. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding Public Warrants, in this case, for Class A Common Stock, and therefore have certainty as to (i) our capital structure as the Public Warrants would no longer be outstanding and would have been exercised or redeemed and (ii) to the amount of cash provided by the exercise of the Public Warrants and available to us, and also provides a ceiling to the theoretical value of the Public Warrants as it locks in the “redemption prices” we would pay to warrant holders if we chose to redeem Public Warrants in this manner. We will effectively be required to pay fair value to warrant holders if we choose to exercise this redemption right, and it will allow us to quickly proceed with a redemption of the Public Warrants for Class A Common Stock if we determine it is in our best interest to do so. As such, we would redeem the Public Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Public Warrants and pay fair value to the warrant holders. In particular, it would allow us to quickly redeem the Public Warrants for Class A Common Stock, without having to negotiate a redemption price with the warrant holders. In addition, the warrant holders will have the ability to exercise the Public Warrants prior to redemption if they should choose to do so.

As stated above, we can redeem the Public Warrants when the shares of Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with fair value (in the form of Class A Common Stock). If we choose to redeem the Public Warrants when the Class A Common Stock are trading at a price below the exercise price of the Public Warrants, this could result in the warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their public warrants for Class A Common Stock if and when such shares of Class A Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A Common Stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder.

Redemption procedures and cashless exercise. If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon exercise of the Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants after the Business Combination. If we call the Public Warrants for redemption and our management does not take advantage of this option, the Former Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other Public Warrant holders would have been required to use had all Public Warrant holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Public Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common

Stock) multiplied by (ii) one minus the quotient of (a) the price per share of Class A Common Stock paid in such rights offering divided by (b) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (i) as described above; (ii) certain ordinary cash dividends; or (iii) to satisfy the redemption rights of the holders of Class A Common Stock in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the

Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Class A Common Stock, the holder of a Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the Public Warrant.

The Public Warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Public Warrants. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Placement Warrants

The Former Sponsor purchased 6,666,666 Private Placement Warrants at a price of $1.50 per Private Placement Warrant for an aggregate purchase price of $10,000,000 in a private placement that occurred on the IPO closing date. The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) were not transferable, assignable or salable until 30 days after the closing of the Business Combination (except, among other limited exceptions, to our prior officers and directors and other persons or entities affiliated with the Former Sponsor) and they may be physical (cash) or net share (cashless) settled and will not be redeemable by us so long as they are held by the Former Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than the Former Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Placement Warrants elect to exercise their warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Former Sponsor and permitted transferees is because it was not known at the time of issuance whether they would be affiliated with us following a business combination. If they remained affiliated with us, their ability to sell our securities in the open market would be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, our ability to declare dividends is limited by restrictive covenants in the agreements governing our indebtedness, including our existing credit agreements.

Transfer Agent and Warrant Agent

The Transfer Agent for our Common Stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire PAE by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of PAE to first negotiate with the Board. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of the Common Stock.

We have “opted out” of Section 203 of the DGCL (“Section 203”), regulating corporate takeovers, such election becoming effective on February 10, 2020. Instead, our certificate of incorporation contains a provision that is substantially similar to Section 203, but excludes the investment funds affiliated with The Gores Group and Platinum Equity, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder” and makes certain related changes.

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with (i) a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock

(otherwise known as an “interested stockholder”); (ii) an affiliate of an interested stockholder; or (iii) an associate of an interested stockholder, in each case for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent (10%) of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our certificate of incorporation provides that our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings.

Our certificate of incorporation requires the approval by affirmative vote of the holders of at least two-thirds of our Common Stock to make any amendment to key provisions of our certificate of incorporation or bylaws.

In addition, our certificate of incorporation provides for certain other provisions that may have an anti-takeover effect:

•	There is no cumulative voting with respect to the election of directors.

•	Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances.

•	Directors may only be removed from the Board for cause.

•	A prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders.

•

A prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

•

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection Clause

Subject to certain limitations, our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees or our stockholders; (c) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine. In addition, our bylaws provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States against us, our officers, directors, employees or underwriters.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, a court may decline to enforce these exclusive forum provisions with respect to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and our stockholders may not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. If a court were to find the exclusive forum provisions to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

Rule 144

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our “affiliates” at the time of, or at any time during the three months preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) we have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. After a one-year holding period, assuming we remain subject to the Exchange Act reporting requirements, such a person may sell their securities without regard to clause (iii) in the prior sentence.

Persons who have beneficially owned restricted shares of our Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this prospectus, the Company believes the foregoing conditions have been met.

Registration Rights

We are party to the Registration Rights Agreement with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, (a) any outstanding share of Class A Common Stock or any other equity security (including the Private Placement Warrants and including shares of Class A Common Stock issued or issuable upon exercise of any other equity security) held by a Restricted Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by a Restricted Stockholder (including the shares of Class A Common Stock issued upon conversion of the Founder Shares and upon exercise of any Private Placement Warrants) and shares of Class A Common Stock issued or issuable as Earn-Out Shares to the Platinum Stockholder and (b) any other equity security issued or issuable with respect to any such share of Class A Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights.

The Restricted Stockholders and their permitted transferees are entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, the Restricted Gores Stockholders and the Shay Stockholders are each entitled to make up to six demands for registration, excluding short form demands, and will have certain “piggy-back” registration rights with respect to registration statements. We will bear the expenses incurred in connection with the filing of any such registration statements, other than certain underwriting discounts and selling commissions and expenses. We and the Restricted Stockholders have agreed in the Registration Rights Agreement to provide customary indemnification in connection with any offering of Class A Common Stock effected pursuant to the terms of the Registration Rights Agreement. The registration statement of which this prospectus is a part has been filed pursuant to the Registration Rights Agreement, but does not constitute one of the demand registrations available to the Restricted Stockholders thereunder.

Listing of Securities

Our Class A Common Stock and Public Warrants are each listed on Nasdaq under the symbols “PAE” and “PAEWW,” respectively.

SELLING HOLDERS

This prospectus relates to the possible resale by the Selling Holders of up to 46,246,374 shares of our Class A Common Stock and 1,182,925 Private Placement Warrants. The Private Placement Investors, including certain of the Initial Stockholders, acquired shares of Class A Common Stock pursuant to the Subscription Agreements. The Shay Stockholders acquired the shares of Class A Common Stock pursuant to the Business Combination. The Former Sponsor acquired shares of Class A Common Stock and Private Placement Warrants exercisable for shares of Class A Common Stock concurrently with our IPO (including shares converted from Founder Shares into shares of Class A Common Stock in connection with the Business Combination). Messrs. Randall Bort, William Patton and Jeffery Rea each acquired 25,000 Founder Shares in connection with the Company’s IPO, which shares converted into shares of Class A Common Stock at the closing of the Business Combination.

The description of our relationships with the Selling Holders and their affiliates set forth in the section of our Registration Statement entitled “Certain Relationships and Related Party Transactions” is incorporated by reference herein.

When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, or other transferees who later come to hold any of the Class A Common Stock or Private Placement Warrants other than through a public sale, including through a distribution by such Selling Holders to their members.

The following table is prepared based on information provided to us by the Selling Holders or that we obtained from SEC filings made by the Selling Holders, as well as information provided to us by our transfer agent. It sets forth the name and address of the Selling Holders, the aggregate number of shares of Class A Common Stock that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders both before and after the offering. We have based percentage ownership prior to this offering on 93,069,815 shares of Class A Common Stock and 19,999,985 Warrants outstanding, in each case as of May 3, 2021. In calculating percentages of shares of Class A Common Stock owned by a particular Selling Holder, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular Selling Holder’s Warrants, if any, and did not assume the exercise of any other Selling Holder’s Warrants.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Class A Common Stock or Private Placement Warrants. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock and Private Placement Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Shares of Class A Common Stock

Name of Selling Stockholder	Beneficial Ownership Before the Offering			Shares to be Sold in the Offering		Beneficial Ownership After the Offering
	Shares		Percent	Shares	Percent	Shares	Percent
Pacific Credit Corp. (1)	4,361,000		4.7%	4,361,000	4.7%	—	—
David and Rochelle Fredston Revocable Trust (2)	163,043		*	163,043	*	—	—
Encinitas Capital (3)	16,304		*	16,304	*	—	—
Integrated Assets II LLC (4)	126,918		*	126,918	*	—	—
J.P. Morgan Trust Company of Delaware (Trustee of the 2016 Evan D. Metropoulos Trust) (5)	2,330,841		2.5%	2,330,841	2.5%	—	—
J.P. Morgan Trust Company of Delaware (Trustee of the 2016 J. Daren Metropoulos Trust) (6)	2,330,840		2.5%	2,330,840	2.5%	—	—
J.P. Morgan Trust Company of Delaware (Trustee of the C. Dean Metropoulos 2015 DE. Trust) (7)	434,783		*	434,783	*	—	—
Josh D. Bradbury, Jr. Irrevocable Trust (2001) (8)	108,696		*	108,696	*	—	—
Karl Ethan Williams Revocable Trust	20,974		*	20,974	*	—	—
Keith A. Covington and Kathleen A. Covington, Trustees of the Keith and Kathleen Covington Family Trust Dated July 10, 2000 (9)	135,870		*	135,870	*	—	—
Lauren C. Gores Trust (10)	217,392		*	217,392	*	—	—
Major League LLC (11)	54,348		*	54,348	*	—	—
Michael Rechtiene and Sandra Thompson	54,348		*	54,348	*	—	—
NBI Irrevocable Trust No 1, Linda Turnbull Trustee (12)	217,392		*	217,392	*	—	—
NBI Irrevocable Trust No 4, Linda Turnbull Trustee (13)	217,392		*	217,392	*	—	—
NBI Irrevocable Trust No 5, Linda Turnbull Trustee (14)	869,566		*	869,566	*	—	—
Nineteen77 Global Merger Arbitrage Master Limited (15)	543,478		*	543,478	*	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited (16)	543,478		*	543,478	*	—	—
Platinum Equity and associated funds (17)	23,424,398		25.2%	23,424,398	25.2%	—	—
PVM Pinnacle Holdings, LLC (18)	7,802,796		8.4%	7,608,695	8.2%	194,101	*
The Genesis Trust, Sylvester Stallone Trustee (19)	54,348		*	54,348	*	—	—
The Kenneth and Robbin Morgan Family Trust U/A 6/26/07 (20)	10,870		*	10,870	*	—	—
Mark Stone (21)	201,349	*		201,349	*	—	—
Zlotnitsky Investments LLC (22)	51,630		*	51,630	*	—	—
Howard Altman	217,392		*	217,392	*	—	—
Mark Barnhill(23)	30,924		*	30,924	*	—	—
Stephan Berghoff	5,434		*	5,434	*	—	—
Randall Bort	25,000		*	25,000	*	—	—
John T. Capetta	10,870		*	10,870	*	—	—

Name of Selling Stockholder	Beneficial Ownership Before the Offering			Shares to be Sold in the Offering			Beneficial Ownership After the Offering
	Shares	Percent		Shares	Percent		Shares	Percent
Paul W. Cobb, Jr. (24)	113,444		*	19,326		*	94,118	*
Antonios Dimopoulos	10,870		*	10,870		*	—	—
Michael Fox	28,390		*	28,390		*	—	—
Azhar Hameed	10,870		*	10,870		*	—	—
Thomas J. Hardin	16,304		*	16,304		*	—	—
John E. Heller	583,375		*	112,663		*	470,712	—
Jacob Kotzubei(25)	154,619		*	154,619		*	—	—
Bradley Melnick	10,870		*	10,870		*	—	—
William B. Patton	25,000		*	25,000		*	—	—
Charles D. Peiffer (26)	172,205		*	26,892		*	145,313	—
Neal Pomroy	10,870		*	10,870		*	—	—
Jeffrey Rea	25,000		*	25,000		*	—	—
Louis Samson (27)	371,085		*	371,085		*	—	—
Mary Ann Sigler(28)	30,924		*	30,924		*	—	—
Stephen J. Snider	10,870		*	10,870		*	—	—
Catherine Babon (29)	100,670		*	100,670		*	—	—
Jennifer K. Chou (30)	67,910		*	67,910		*	—	—
Edward A. Johnson (31)	429,770		*	429,770		*	—	—
Andrew McBride (32)	87,261		*	87,261		*	—	—
Michael E. Johnson 2016 Trust (33)	51,938		*	51,938		*	—	—
Patrick A. Johnson 2016 Trust (34)	51,938		*	51,938		*	—	—
John Janitz	86,563		*	86,563		*	—	—
Amanda Calender	3,700		*	3,700		*	—	—
John P. Danner	12,984		*	12,984		*	—	—
Dominick Schiano	13,451		*	13,451		*	—	—
Joseph Skarzenksi	43,281		*	43,281		*	—	—
Barrett Sprowl	36,032		*	36,032		*	—	—
Joubran N. Awad	1,250		*	1,250		*	—	—
Christopher Webb	7,500		*	7,500		*	—	—

*	Represents beneficial ownership of less than 1%.
(1)	The address for Pacific Credit Corp. is 6260 Lookout Road, Boulder, CO 80301.
(2)

David A. Fredston is the trustee of the David and Rochelle Fredston Revocable Trust (the “Fredston Trust”) and is therefore deemed to hold voting and dispositive powers over the securities held by the Fredston Trust. The address for the Fredston Trust is 1299 Ocean Ave, Suite 460, Santa Monica, CA 90401.

(3)

Eric Harnish is the sole member of Encinitas Capital and is therefore deemed to hold voting and dispositive powers over the securities held by Encinitas Capital. The address for Encinitas Capital is 3512 Avenida Pantera, Carlsbad, CA 92009.

(4)

Integrated Assets II LLC, a Cayman Islands limited liability company (“Integrated Assets II”), beneficially owns 126,918 shares of our Class A Common Stock. Millennium International Management LP, a Delaware limited partnership (“Millennium International Management”), is the investment manager to Integrated Assets II and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Assets II. Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the 100% owner of Integrated Assets II and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Assets II. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the general partner of Millennium International Management and may be deemed to have shared voting control and investment discretion over securities owned by

Integrated Assets II. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Assets II. The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Assets II. The address for Integrated II is c/o Millennium International Management LP 666 Fifth Avenue New York, New York 10103.
(5)

J.P. Morgan Trust Company of Delaware is the trustee of the 2016 Evan D. Metropoulos Trust (the “2016 EDM Trust”) and is therefore deemed to hold voting and dispositive powers over the securities held by the 2016 EDM Trust. The address for 2016 EDM Trust is 500 Stanton Christiana Road, Newark, DE 19713.

(6)

J.P. Morgan Trust Company of Delaware is the trustee of the 2016 J. Daren Metropoulos Trust (the “2016 JDM Trust”) and is therefore deemed to hold voting and dispositive powers over the securities held by the 2016 JDM Trust. The address for 2016 JDM Trust is 500 Stanton Christiana Road, Newark, DE 19713.

(7)

J.P. Morgan Trust Company of Delaware is the trustee of the C. Dean Metropoulos 2015 DE. Trust (the “2015 CDM Trust”) and is therefore deemed to hold voting and dispositive powers over the securities held by the 2015 CDM Trust. The address for 2015 CDM Trust is 500 Stanton Christiana Road, Newark, DE 19713.

(8)

Josh D. Bradbury, Jr. is the trustee of the Josh D. Bradbury, Jr. Irrevocable Trust (2001) (the “Bradbury Trust”) and is therefore deemed to hold voting and dispositive powers over the securities held by the Bradbury Trust. The address for Bradbury Trust is 998 Meadowlark Dr., Laguna Beach, CA 92651.

(9)	The address of the Keith and Kathleen Covington Family Trust Dated July 10, 2000 is 764 Bungalow Drive, El Segundo, CA 90245.
(10)	The address for the Lauren C. Gores Trust is 6260 Lookout Road, Boulder, CO 80301.
(11)	The address for Major League LLC is 16 Cross Street, New Canaan, CT 06840.
(12)	The address for NBI Irrevocable Trust No 1 is 6260 Lookout Road, Boulder, CO 80301.
(13)	The address for NBI Irrevocable Trust No 4 is 6260 Lookout Road, Boulder, CO 80301.
(14)	The address for NBI Irrevocable Trust No 5 is 6260 Lookout Road, Boulder, CO 80301.
(15)

UBS O’Connor LLC (“O’Connor”) is the investment manager of Nineteen77 Global Merger Arbitrage Master Limited (“OGMA”) and, accordingly, has voting control and investment discretion over the securities described herein held by OGMA. Kevin Russell, the Chief Investment Officer of O’Connor, also has voting control and investment discretion over the securities described herein held by OGMA. As a result, each of O’Connor and Mr. Russell may be deemed to have beneficial ownership of the securities described herein held by OGMA. The address for OGMA is 1 North Wacker Drive, Chicago, IL 60606.

(16)

O’Connor is the investment manager of Nineteen77 Global Multi-Strategy Alpha Master Limited (“GLEA”) and, accordingly, has voting control and investment discretion over the securities described herein held by GLEA. Kevin Russell, the Chief Investment Officer of O’Connor, also has voting control and investment discretion over the securities described herein held by GLEA. As a result, each of O’Connor and Mr. Russell may be deemed to have beneficial ownership of the securities described herein held by GLEA. The address for GLEA is 1 North Wacker Drive Floor 32, Chicago, IL 60606.

(17)

Consists of (i) 20,919,578 shares of Class A Common Stock held by PE Shay Holdings, LLC, (ii) 1,546,650 shares of Class A Common Stock held by Platinum Equity, LLC and (iii) 958,170 shares of Class A Common Stock issuable upon exercise of Warrants held by Platinum Equity, LLC. Platinum Equity Capital Shay Partners I, L.P., Platinum Equity Capital Shay Partners II, L.P., Platinum Equity Capital Partners-A III, L.P., Platinum Equity Capital Partners-B III, L.P., and Platinum Equity Capital Partners-C III, L.P. (collectively, the “Platinum Funds”) collectively own a majority of the equity interests of PE Shay Holdings, LLC. As a result, the Platinum Funds may be deemed to beneficially own the securities held by PE Shay Holdings, LLC. Platinum Equity, LLC is the sole member of Platinum Equity Investment Holdings III Manager, LLC, which is the sole manager of Platinum Equity Investment Holdings III, LLC, which is the senior managing member of Platinum Equity Partners III, LLC. Platinum Equity Partners III, LLC is the general partner of each of the Platinum Funds. Therefore, each of the foregoing entities may be deemed to share beneficial ownership of the securities beneficially owned by the

Platinum Funds. Tom Gores is the Chairman and Chief Executive Officer of Platinum Equity, LLC. As a result, Mr. Gores may be deemed to share voting and investment power with respect to all shares of Class A Stock of the Company beneficially owned by Platinum Equity, LLC. The address of each entity and individual named in this footnote is 360 North Crescent Drive, Beverly Hills, California 90210.
(18)

GCM CFIG GP, LLC, as the managing member of PVM Pinnacle Holdings, LLC, may be deemed to have shared voting control and investment discretion over these shares. CFIG Holdings, LLC, as the sole member of GCM CFIG GP, LLC, may be deemed to have shared voting control and investment discretion over these shares. Grosvenor Capital Management Holdings, LLLP, as the sole member of CFIG Holdings, LLC, may be deemed to have shared voting control and investment discretion over these shares. GCM Customized Fund Investment Group, L.P., as manager of PVM Pinnacle Holdings, LLC, may be deemed to have shared voting control and investment discretion over these shares. GCM, L.L.C., as general partner of GCM Customized Fund Investment Group, L.P., may be deemed to have shared voting control and investment discretion over these shares. GCM Grosvenor Holdings, LLC, as the managing member of GCM, L.L.C., may be deemed to have shared voting control and investment discretion over these shares. GCM Grosvenor Inc., as the sole member of GCM Grosvenor Holdings, LLC, may be deemed to have shared voting control and investment discretion over these shares. GCM V, L.L.C. as a shareholder of GCM Grosvenor Inc. may be deemed to have shared voting control and investment discretion over these shares. Michael J. Sacks, as managing member of GCM V, L.L.C., may be deemed to have shared voting control and investment discretion over these shares. The address of PVM Pinnacle Holdings, LLC is 900 N. Michigan Avenue, Suite 1100 Chicago, Illinois 60611.

(19)

Sylvester Stallone is the trustee of The Genesis Trust and is therefore deemed to hold voting and dispositive powers over the securities held by The Genesis Trust. The address for The Genesis Trust is 21731 Ventura Blvd, #300, Woodland Hills, CA 91364.

(20)

Kenneth Morgan III is the trustee of The Kenneth and Robbin Morgan Family Trust U/A 6/26/07 (the “Morgan Family Trust”) and is therefore deemed to hold voting and dispositive powers over the securities held by the Morgan Family Trust. The address for the Morgan Family Trust is 434 S. Cliffwood Ave., Los Angeles, CA 90049.

(21)	The 201,349 shares of our Class A Common Stock are issuable upon exercise of 201,349 of our Private Placement Warrants held directly by Mr. Stone.
(22)	The address for Zlotnitsky Investments LLC is 11564 West Hill Dr., Rockville, MD 20852.
(23)	Includes 11,829 shares of our Class A Common Stock issuable upon exercise of our Warrants.
(24)	Mr. Cobb currently serves as our Executive Vice President, General Counsel and Secretary.
(25)	Includes 59,146 shares of our Class A Common Stock issuable upon exercise of our Warrants.
(26)	Mr. Peiffer currently serves as our Executive Vice President and Chief Financial Officer.
(27)	Mr. Samson currently serves as a member on our Board of Directors. Includes 141,951 shares of our Class A Common Stock issuable upon exercise of our Warrants.
(28)	Includes 11,829 shares of our Class A Common Stock issuable upon exercise of our Warrants.
(29)	Includes 25,202 shares of our Class A Common Stock issuable upon exercise of 25,202 of our Private Placement Warrants.
(30)	Includes 10,067 shares of our Class A Common Stock issuable upon exercise of 10,067 of our Private Placement Warrants.
(31)	Includes 194,471 shares of our Class A Common Stock issuable upon exercise of 194,471 of our Private Placement Warrants.
(32)	Includes 20,135 shares of our Class A Common Stock issuable upon exercise of 20,135 of our Private Placement Warrants.
(33)

Mary A. Johnson is trustee of the trust and, accordingly, may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby. The beneficiary of the trust is the son of Edward A. Johnson, an employee of The Gores Group and/or certain of its affiliates. Please see note 32 above. The address for the Michael E. Johnson 2016 Trust is 3130 N. Harwood, Unit 1901, Dallas, TX 75201.

(34)

Mary A. Johnson is trustee of the trust and, accordingly, may be deemed to have beneficial ownership of the shares of our Class A Common Stock owned thereby. The beneficiary of the trust is the son of Edward

A. Johnson, an employee of The Gores Group and/or certain of its affiliates. Please see note 32 above. The address for the Patrick A. Johnson 2016 Trust is 3130 N. Harwood, Unit 1901, Dallas, TX 75201.

Private Placement Warrants

Name of Selling Holder	Beneficial Ownership Before the Offering			Warrants to be Sold in the Offering			Beneficial Ownership After the Offering
	Warrants	Percent		Warrants	Percent		Warrants	Percent
Platinum Equity, LLC(1)	958,170	4.8%		958,170	4.8%		—	—
Jacob Kotzubei	59,146		*	59,146		*
Mark Barnhill	11,829		*	11,829		*
Louis Samson(2)	141,951		*	141,951		*	—	—
Mary Ann Sigler	11,829		*	11,829		*	—	—

*	Represents beneficial ownership of less than 1%.
(1)

Includes securities held directly by Platinum and securities held directly by the Platinum Funds, and Platinum Shay Principals, LLC collectively owns all of the equity interests of PE Shay Holdings, LLC. As a result, the Platinum Funds and Platinum Shay Principals, LLC may be deemed to beneficially own the securities held by PE Shay Holdings, LLC. Platinum is the sole member of Platinum Equity Investment Holdings Manager III, LLC, which is the sole manager of Platinum Equity Investment Holdings III, LLC, which is the senior managing member of each of Platinum Shay Principals, LLC and Platinum Equity Partners III, LLC. Platinum Equity Partners III, LLC is the general partner of each of the Platinum Funds. Therefore, each of the foregoing entities may be deemed to share beneficial ownership of the securities beneficially owned by the Platinum Funds and Platinum Shay Principals, LLC. Tom Gores is the Chairman and Chief Executive Officer of Platinum Equity, LLC. As a result, Mr. Gores may be deemed to share voting and investment power with respect to the securities of PAE beneficially owned by Platinum. Platinum also owns interests in entities that own direct or indirect non-controlling interests in the Former Sponsor and therefore disclaims any beneficial ownership of Class A Common Stock owned by the Former Sponsor. The address of each entity and individual named in this footnote is 360 North Crescent Drive, Beverly Hills, California 90210.

(2)	Mr. Samson currently serves as a member of our Board of Directors.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 6,666,666 shares of our Class A Common Stock issuable upon the exercise of the Private Placement Warrants and 13,333,319 shares of our Class A Common Stock issuable upon the exercise of the Public Warrants. We are also registering the resale by the Selling Holders of up to 1,182,925 Private Placement Warrants and 46,246,374 shares of our Class A Common Stock.

The Selling Holders may offer and sell, from time to time, their respective shares of Class A Common Stock and Private Placement Warrants covered by this prospectus. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the Selling Holders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or agents;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions; and

•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Holders and any broker-dealers who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Holders and their affiliates. We will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the Selling Holders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, or other federal or state law.

We have agreed with certain Selling Holders pursuant to the Registration Rights Agreement to use our best efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as (i) all securities covered by this prospectus have been sold, transferred, disposed of or exchanged in accordance with the registration statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by us and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer, or underwriter in a public distribution or other public securities transaction.

We have agreed with certain Selling Holders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as (i) the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (ii) the earlier of (a) two years and (b) such time that such Selling Holder has disposed of (or, if Rule 144(i) is no longer applicable to us or Rule 144(i)(2) is amended to remove the reporting requirement preceding a disposition of securities, such time that such holder is able to dispose of) all of its, his or her registrable securities pursuant to Rule 144 without any volume limitations thereunder, (iii) when such securities have ceased to be outstanding or (iv)  when such securities have been sold in a private transaction.

LEGAL MATTERS

The validity of the Class A Common Stock and Private Placement Warrants covered by this prospectus has been passed upon for us by Morgan, Lewis & Bockius LLP, Washington, District of Columbia.

EXPERTS

The consolidated financial statements of PAE Incorporated appearing in PAE Incorporated’s Annual Report (Form 10-K/A) for the year ended December 31, 2020 and the effectiveness of PAE Incorporated’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which conclude, among other things, that PAE Incorporated did not maintain effective internal control over financial reporting as of December 31, 2020, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public from the SEC’s website at www.sec.gov.

Our website address is www.pae.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of the Platinum Stockholders, the Former Sponsor, our directors and our executive officers; and amendments to those documents.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents, each for SEC File Number 001-38643, and in each case, excluding the portions of any document not deemed to be “filed” with the SEC:

•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on May 7, 2021;

•	our Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Stockholders, which contains the information required by Part III of Form 10-K, filed with the SEC on April 30, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 28, 2021, filed with the SEC on May 7, 2021;

•	our Current Reports on Form 8-K, filed with the SEC on March 16, 2021, March 19, 2021, April 16, 2021, April 19, 2021, and April 29, 2021; and

•

the description of our Class A Common Stock and Public Warrants contained in our Registration Statement on Form 8-A, as filed with the SEC on September 4, 2018, and any amendment or report filed for the purpose of updating such description, including Exhibit 4.5 to our Form 10-K for the fiscal year ended December 31, 2019.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You may obtain copies of these documents, at no cost to you, from our website (www.pae.com), or by writing or telephoning us at the following address:

PAE Incorporated

7799 Leesburg Pike, Suite 300 North

Falls Church, Virginia 22043

(703) 717-6000

66,246,359 Shares of Class A Common Stock

(Consisting of 19,999,985 Shares Offered by PAE Incorporated and

46,246,374 Shares Offered by the Selling Holders)

1,182,925 Warrants to Purchase Class A Common Stock

PROSPECTUS

            , 2021

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the offering of the securities being registered, all of which will be paid by PAE Incorporated (the “Registrant”) (except any underwriting discounts and commissions and expenses incurred by the selling holders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling holders in disposing of the securities). All amounts are estimates except the Securities and Exchange Commission (the “SEC”) registration fee.

	Amount
SEC registration fee	$	*
FINRA filing fee		—
Printing and engraving expenses		5,000
Legal fees and expenses		30,000
Accounting fees and expenses		30,000
Transfer agent and registrar fees and expenses		*
Miscellaneous		5,000

Total		$70,000

*	Previously paid.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Second Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or otherwise as a matter of law.

Item 16.	Exhibits.

The Index to Exhibits immediately following this registration statement is hereby incorporated by reference.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

The following exhibits are included or incorporated by reference in this registration statement on Form S-3 (certain documents have been previously filed with the SEC pursuant to the Exchange Act by PAE Incorporated (Commission File Number 001-38643)):

Exhibit Number	Exhibit Title

1.1*	Form of Underwriting Agreement

2.1	Merger Agreement, dated as of November 1, 2019, by and among Gores Holdings III, Inc., EAP Merger Sub, Inc., EAP Merger Sub II, LLC, Shay Holding Corporation, and Platinum Equity Advisors, LLC, in its capacity as the Stockholder Representative (filed as Exhibit 2.1 to the Current Report on Form 8-K of the Company filed with the SEC on November 1, 2019 and incorporated herein by reference).

4.1	Specimen Class A Common Stock Certificate (filed as Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-226794) of the Company filed with the SEC on August 10, 2018 and incorporated herein by reference).

4.2	Specimen Warrant Certificate (filed as Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 333-226794) of the Company filed with the SEC on August 10, 2018 and incorporated herein by reference).

4.3	Warrant Agreement, dated September 6, 2018, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (filed as Exhibit 4.1 to the Current Report on Form 8-K of the Company filed with the SEC on September 12, 2018 and incorporated herein by reference).

4.4	Second Amended and Restated Certificate of Incorporation of PAE Incorporated (filed as Exhibit 3.1 to the Current Report on Form 8-K of the Company filed with the SEC on February 14, 2020 and incorporated herein by reference).

4.5	Amended and Restated Bylaws of PAE Incorporated (filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-236468) of the Company filed with the SEC on April 3, 2020 and incorporated herein by reference).

4.6	Amended and Restated Registration Rights Agreement, dated February 10, 2020, by and among the Company, Gores Sponsor III LLC, Randall Bort, William Patton, Jeffrey Rea and the stockholders of Shay Holding Corporation (filed as Exhibit 10.2 to the Current Report on Form 8-K of the Company filed with the SEC on February 14, 2020 and incorporated herein by reference).

5.1	Opinion of Morgan, Lewis & Bockius LLP (filed as Exhibit 5.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-236468) of the Company filed with the SEC on March 16, 2021 and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 to the Registration Statement)

24.1	Powers of Attorney (included on the signature page of the Registration Statement)

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PAE Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Falls Church, Virginia on May 7, 2021.

PAE INCORPORATED

/s/ Charles D. Peiffer
Charles D. Peiffer
Director, Interim President and Chief Executive Officer
Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Charles D. Peiffer and Paul W. Cobb, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date

/s/ Charles D. Peiffer Charles D. Peiffer	Director, Interim President and Chief Executive Officer, Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	May 7, 2021

/s/ Mark C. Monroe Mark C. Monroe	Vice President, Finance, Corporate Controller and Treasurer (Principal Accounting Officer)	May 7, 2021

/s/ Marshall A. Heinberg Marshall A. Heinberg	Chairman of the Board	May 7, 2021

/s/ Paul T. Bader Paul T. Bader	Director	May 7, 2021

/s/ Mary M. Jackson Mary M. Jackson	Director	May 7, 2021

/s/ John P. Hendrickson John P. Hendrickson	Director	May 7, 2021

/s/ Louis Samson Louis Samson	Director	May 7, 2021

/s/ Delara Zarrabi Delara Zarrabi	Director	May 7, 2021